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                                                                   Exhibit 24.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1997 Non-Employee Directors' Stock Option Plan and the 1997 Employees' Stock Option Plan of our report dated July 24, 1998, with respect to the consolidated financial statements and schedule of Home Security International, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                                 /s/ Arthur Andersen

Chicago, Illinois                                Arthur Andersen & Co.
[December 4, 1998]